Exhibit 31.4

CERTIFICATION

I, John D. Austin, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of The Chefs’ Warehouse, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 13, 2013	/s/ John D. Austin
John D. Austin Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)